Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

Ribbon Communications Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule		Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share(1)	457	(h)	937,660	$3.38(2)	$3,169,290.80	0.00015310	$485.22
	Total Offering Amounts					$3,169,290.80		$485.22
	Total Fee Offsets							—
	Net Fee Due							$485.22

(1)	Represents 937,660 shares of common stock, par value $0.0001 per share (“Common Stock”), which may be issued upon (i) the vesting and settlement of time-based restricted stock units, in accordance with the terms of the Restricted Stock Unit Award Agreement (Time-Based Vesting), (ii) the vesting and settlement of performance-based restricted stock units, in accordance with the terms of the Restricted Stock Unit Award Agreement (Financial Performance-Based Vesting), and (iii) the vesting and settlement of stock price-based restricted stock units, in accordance with the terms of the Restricted Stock Unit Award Agreement (Stock Price-Based Vesting), in each case, granted to John Townsend as material inducement for Mr. Townsend to accept his offer of employment with the Company. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions in accordance with the adjustment and anti-dilution provisions of the award agreements evidencing the employment inducement award.

(2)	Estimated in accordance with Rule 457(h)(1) under the Securities Act solely for purposes of calculating the registration fee, based on the average of the high and low sales prices for the common stock as reported on the NASDAQ Global Select Market on October 22, 2024.